As filed with the Securities and Exchange Commission on July 30, 2019

No. 333-76828

No. 333-161633

No. 333-206525

No. 333-189048

No. 333-185599

No. 333-178162

No. 333-184825

No. 333-155221

No. 333-151237

No. 333-137874

No. 333-114699

No. 333-121097

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-76828

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-161633

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-206525

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-189048

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-185599

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-178162

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-184825

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-155221

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-151237

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-137874

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-114699

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-121097

UNDER

THE SECURITIES ACT OF 1933

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1460811
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Margaret M. Madden Vice President and Secretary
Array BioPharma Inc.	Array BioPharma Inc.
3200 Walnut Street	3200 Walnut Street
Boulder, Colorado 80301 (303) 381-6600	Boulder, Colorado 80301 (303) 381-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edward D. Herlihy, Esq.

David K. Lam, Esq.

Brandon C. Price, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of Array BioPharma Inc., a Delaware corporation (“Array”), on Form S-3 (collectively, the “Registration Statements”).

•

Registration Statement No. 333-76828, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 16, 2002, as amended on January 23, 2002, and further amended on February 5, 2002, registering 4,830,000 shares of common stock, par value $0.001, of Array (“Common Stock”);

•

Registration Statement No. 333-161633, originally filed with the Commission on August 31, 2009, as amended on September 24, 2009, and further amended on September 30, 2009, registering 12,000,000 shares of Common Stock;

•

Registration Statement No. 333-206525, originally filed with the Commission on August 21, 2015, as amended on August 18, 2016, and further amended on August 19, 2016, registering up to $300,000,000 of Common Stock, preferred stock, par value $0.001, of Array (“Preferred Stock”), depositary shares of Array (“Depositary Shares”), debt securities of Array (“Debt Securities”), warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”), units composed of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock and Warrants in any combination (“Units”), or any combination of Common Stock, Preferred Stock, Warrants, Depositary Shares, Debt Securities, or Units;

•

Registration Statement No. 333-189048, originally filed with the Commission on June 3, 2012, as amended on August 8, 2014, and further amended on August 18, 2014, registering up to $180,000,000 of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units, or any combination of Common Stock, Preferred Stock, Warrants, he Depositary Shares, Debt Securities, or Units;

•

Registration Statement No. 333-185599, filed with the Commission on December 20, 2012, registering up to $200,000,000 of Common Stock, Preferred Stock, Warrants, Depositary Shares, Debt Securities, Units, or any combination of Common Stock, Preferred Stock, Warrants, Depositary Shares, Debt Securities, or Units;

•

Registration Statement No. 333-178162, originally filed with the Commission on November 23, 2011, as supplemented by Registration Statement No. 333-184825, filed November 8, 2012, cumulatively registering up to $168,040,000 of Common Stock, Preferred Stock, Warrants, Depositary Shares, or any combination of Common Stock, Preferred Stock, Warrants, or Depositary Shares;

•

Registration Statement No. 333-155221, filed with the Commission on November 7, 2008, registering up to $150,000,000 of Common Stock, Preferred Stock, Warrants, Depositary Shares, or any combination of Common Stock, Preferred Stock, Warrants, or Depositary Shares;

•	Registration Statement No. 333-151237, filed with the Commission on May 29, 2008, registering 7,000,000 shares of Common Stock;

•

Registration Statement No. 333-137874, filed with the Commission on October 6, 2006, registering up to $150,000,000 of Common Stock, Preferred Stock, Warrants, Depositary Shares, or any combination of Common Stock, Preferred Stock, Warrants, or Depositary Shares; and

•

Registration Statement No. 333-114699, originally filed with the Commission on April 22, 2004, as supplemented by Registration Statement No. 333-121097, filed December 9, 2004, cumulatively registering up to $71,300,000 of Common Stock, Preferred Stock or Warrants, or any combination of the Common Stock, the Preferred Stock or the Warrants.

On July 30, 2019, pursuant to that certain Agreement and Plan of Merger, dated as of June 14, 2019 (the “Merger Agreement”), by and among Array, Pfizer Inc. (“Pfizer”), a Delaware corporation, Arlington Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pfizer (“Purchaser”), Purchaser merged with and into Array, with Array surviving as a wholly owned subsidiary of Pfizer.

As a result of the transactions contemplated in the Merger Agreement, Array has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. Array, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this day of July 30, 2019.*

ARRAY BIOPHARMA INC.

By:	/s/ Margaret M. Madden
	Name:	Margaret M. Madden
	Title:	Director, Secretary and Vice President

* Pursuant to Rule 478 under the Securities Act no other person is required to sign these Post-Effective Amendments.